UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

General Components, Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33483 (Commission File Number)	88-0496645 (I.R.S. Employer Identification No.)

Suite 2021, 20F, Two Pacific Place, 88 Queensway, Hong Kong (Address of Principal Executive Offices)		n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2167-8298

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including our statements regarding future growth in the business of HTW (as defined below) and trends in the market for mobile communications devices in the People’s Republic of China (“PRC”). Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including our good faith assumptions being incorrect, our business expenses being greater than anticipated due to competitive factors or unanticipated development or sales costs; revenues not resulting in the manner anticipated due to a slow down in consumer technology spending, particularly in the mobile telecommunications market; our failure to generate investor interest or successfully integrate the operations of HTW. The forward-looking statements may also be affected by the additional risks faced by us as described in this Report and in our filings with the Securities and Exchange Commission.  All forward-looking statements included in this Current Report are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements

Share Exchange

On October 27, 2006, General Components, Inc. (“General Components” or the “Company”) consummated an exchange of shares (the “Share Exchange”) pursuant to a Share Exchange Agreement dated as of September 6, 2006 (the “Share Exchange Agreement”) with Magical Insight Investments Ltd. (“Magical Insight”), which resulted in the acquisition by General Components of the assets and operations of Magical Insight. Pursuant to the Share Exchange Agreement, General Components issued an aggregate of 179,870,000 shares of its common stock and warrants to purchase an additional 280,130,000 shares of its common stock in exchange for the sole outstanding share of Magical Insight. There are several post-closing obligations on the part of General Components, including the effecting of a 1 for 10 reverse split of its outstanding common stock, the sale of the remainder of its existing businesses (other than those operated by Magical Insight) and the closing of a financing of at least $5 million in gross proceeds. In the event this financing is not completed within 30 days of the closing of the Share Exchange, Magical Insight may negotiate to receive additional shares of General Component’s common stock without the payment of any additional consideration.

The Share Exchange Agreement also provides for the issuance of up to an additional 400,000,000 shares of common stock to the CEO of Magical Insight in the event certain earnings and operational thresholds are achieved in the next 18 months (with a decrease in the number of contingent shares that may be issued if certain net earnings targets are not met) and the consideration issued in the share exchange may also be increased in the event the net income of General Components (including the operations of Magical Insight, but excluding any of General Components’ pre-existing operations) exceeds $40 million in 2006.

In connection with the closing of the Share Exchange, Mr. Zhang Zhengyu, Ms. Li Ming and Mr. Ma Qing were appointed to the board of directors of General Components, and Mr. Simon Mu will continue as a director in the post-exchange company. The remaining directors in the pre-exchange company will resign.

Magical Insight’s primary operating company, Hi-Tech Wealth Technology Company (“HTW”) is a leading Chinese personal communications device company.  HTW markets and sells its products through a TV-based direct response platform and an off-line distribution network.   HTW concentrates on marketing, sales and product innovation while outsourcing product design and manufacturing.  HTW operates a flexible and scalable business model that management believes can handle rapid growth.

In 1999, HTW launched a PDA (personal digital assistant) product in the PRC under the “Shang Wu Tong” brand.  HTW’s current products are branded under this name and the company plans to leverage this unique premium brand through brand extensions and co-branding.

HTW’s use of direct response TV creates brand and product awareness while enabling consumers to directly purchase its products throughout China.  HTW’s current ad campaign broadcasts 15 and 30 second commercials to build general awareness and 1, 4 and 5 minute infomercials to educate consumers on the features of its products.  These commercials and infomercials are currently broadcast on 3 nationwide CCTV channels, 19 national satellite TV channels, 5 international satellite channels operating in China and 10 local channels, with total airtime currently aggregating approximately 2,000 minutes per month.

HTW’s off-line distribution network consists of over 1,000 exclusive distributors in over 300 cities in China covering all of China’s provinces. The distribution network supplies over 4,000 retail stores.  HTW manages the network to eliminate conflicts between distributors and to facilitate the sale of products with standard pricing across China.  Each distributor is responsible for local advertising while benefiting from the national advertising and sponsorship provided by HTW.

HTW’s product strategy is predicated on identifying the needs of its target upscale customers and supplying products with differentiated features specifically tailored to meet those needs.  For example, the Company’s current F8 “Information Secure” smart phone is targeted at business owners and government officials who are concerned about information security and privacy. The company has sold over 150,000 F8 units since it was launched in February 2006.  HTW’s other current products include the F88 (an upgraded version of the original F8) and the U8, a new smart phone targeted towards women, which includes many of the F8’s features along with digital music capability.  HTW anticipates continued innovation within the smart phone market and also expects that its product offering in the future may expand beyond smart phones.

HTW’s management believes its flexible supply chain positions it to efficiently handle a growing and dynamic market. HTW leverages outsourced manufacturing and design and believes this model will improve time to market and help preempt competition.

The increasing purchasing power of the Chinese consumer is a trend that should greatly benefit HTW.  The retail market for consumer products reached $834.5 billion in 2005 according to China’s National Bureau of Statistics, while growing at a CAGR of 12.7% from 1998 to 2005.  According to industry reports, China’s smart phone market grew over 100% from 2004 to 2005. In 2005, 5.2 million smart phones were sold by the industry in China, which represents 5.9% of the total mobile phone market. HTW believes it is well positioned to directly sell to consumers looking to buy smart phones through direct response TV and its off-line distribution network.

The foregoing does not purport to be a full description of the parties’ rights and obligations under the Note and the warrants.]

Item 5.01. Change of Control.

On October 27, 2006, as a result of the consummation of the Share Exchange, General Components underwent a change of control. The controlling shareholders of General Components following the closing are set forth in the table below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 27, 2006, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known by the Company to own beneficially five percent or more of Common Stock outstanding; (ii) each director; (iii) each executive officer; and (iv) all of the Company’s executive officers and directors as a group, and their percentage ownership.

Names and Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Full Talent Limited	68,271,228	24.4%
Smooth Wealth Group Limited	37,167,717	13.3%
Marvel Sight Limited	21,518,152	7.7%
Full Wisdom International Limited	14,672,812	5.2%
Zhang Zhengyu (2) (3)	82,944,040	29.6%
Li Ming (2) (4)	37,167,717	13.3%
Ma Qing (2) (5)	21,518,152	7.7%
Simon Mu (2)	21,599,272	7.7%
Junichi Goto (2) (6)	617,120	*
Jonathan Chan (2) (6)	493,696	*
Regis Kwong (2) (6)	308,560	*
Peter Wang (2) (6)	308,560	*
Bruce Cole (2)(6)	6,171,216	2.2%

All directors and executive officers as a group (9 persons)	171,128,333	61.1%

* Less than one percent.

1 Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.

2 Indicates a director and/or executive officer of the Company. The address of each such individuals is c/o General Components, Inc., Suite 2021, 20/F, Two Pacific Place, 88 Queensway, Hong Kong.

3 Includes 68,271,228 shares owned by Full Talent Limited and 14,672,812 shares owned by Full Wisdom International Limited. In his capacity as sole owner of Full Talent Limited and Full Wisdom International Limited, Mr. Zhang has voting and investment power over the securities beneficially owned by Full Talent Limited and Full Wisdom International Limited.

4 Includes 37,167,717 shares owned by Smooth Wealth Group Limited. In her capacity as sole owner of Smooth Wealth Group Limited, Ms. Li has voting and investment power over the securities beneficially owned by Smooth Wealth Group Limited.

5 Includes 21,518,152 shares owned by Marvel Sight Limited. In his capacity as sole owner of Marvel Sight Limited, Mr. Ma has voting and investment power over the securities beneficially owned by Marvel Sight Limited.

6  On the tenth (10th) day after an Information Statement on Schedule 14f-1 has been distributed to the stockholders of General Components, Inc., such individual will resign as a director and/or officer of General Components, Inc..

Item 5.02. Election of Directors.

On September 26, 2006, the following individuals were named to the board of directors of General Components: Mr. Zhang Zhengyu, Ms. Li Ming and Mr. Ma Qing.

ZHANG Zhengyu, aged 48, is founder, Chairman and Chief Executive Officer of the Beijing Hi-Tech Wealth Electronic Product Co. Ltd (“HTW”), a provider of advanced electronic and mobile communication products in the People’s Republic of China (“China”). Prior the incorporation of HTW-HK in 1997, Dr. Zhang was general manager of Beijing Star Technology Development Center, a technical service firm in various businesses, ranging from software design, dealer for Dell, to the design of marble cutting machines. That firm became the sole dealer in the PRC for a Hong Kong electronic dictionary manufacturer in March 1992 and became dealer for other electronic organizers in January 1995. Dr Zhang has also actively participated the public and social services. Dr. Zhang is committee member of National Committee of the Chinese People's Political Consultative Conference and the Chinese People's Political Consultative Conference Beijing Committee, and Vice President of Beijing Municipal Chamber of Commerce and China Youth Entrepreneurs Association. In 1993, Dr. Zhang has been awarded for China National Outstanding Contributions Young Professional, China Central Bureau Top 10 Outstanding Youth, and Central China Outstanding Youth Entrepreneur. Dr. Zhang obtained a Bachelor of Science (Space Science) degree from the Beijing Institute of Technology and a Ph.D. degree in artificial intelligence from Beijing University of Aeronautics & Astronautics.

MA Qing, aged 44, is Chief Financial Officer and a Vice President of HTW. He founded Euro Asia Arbitrage Investment Limited, a company incorporated in Hong Kong in January 1998, which was subsequently acquired by the holding company of HTW in August 2000. Prior to 1999, Mr. Ma held various management positions at the Hong Kong, Paris and Chicago offices of Dresdner Kleinwort Benson. He has many years’ experience in the banking industry. Mr. Ma obtained a Bachelor of Science degree from Beijing University, a DEA (Equivalent to Master of Science) degree in Artificial Intelligence from the University of Paris and a Diplome en  (Equivalent to Master of Finance) degree from Ecole Superieur de Commerce de Paris.

LI Ming, aged 42, is a founder, Chief Operating Officer, Director and President of HTW. Prior to joining HTW in October 1998, Ms. Li was General Manageress of Hong Kong Representative Office of Beijing Star Technology Development Center. Ms. Li has also worked as an instructor of Communication for Officer of the People’s Liberation Army during 1977 to 1993. Ms. Li has also actively participated the public and social services. Ms. Li is committee member of the Beihai Committee of Chinese People's Political Consultative Conference and All-China Federation of Youth, and also a Standing Committee member of Guangxi Municipal Chamber of Commerce and Central Bureau Federation of Youth. Ms. Li holds an MBA degree from Murdoch University of Australia.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed with the U.S. Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To the extent pro forma financial information is required by this item, it will be filed together with the financial statements required pursuant to Item 9.01(a) above.

(c) None

(d) Exhibits

Exhibit 2.1	Share Exchange Agreement, dated as of September 6, 2006 by and among General Components, Inc., Magical Insight Investments Ltd. and each of the persons listed as a shareholder therein

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMPONENTS, INC.
By:	/s/ Bruce Cole
Name: Bruce Cole
Title: President
Dated: November 2, 2006